Commission File No. 000-54001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE  14C  INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities  of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

PROTECT PHARMACEUTICL CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: n/a

(2)	Aggregate number of securities to which transaction applies: n/a

(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.

(4)           Proposed maximum aggregate value of transaction:    n/a

(5)           Total fee paid:  -0-

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date filed:

PROTECT PHARMACEUTICAL CORPORATION
116 Village Boulevard, Suite 200
Princeton, New Jersey 08540

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that three stockholders, owning approximately 65% of our outstanding shares of common stock, have approved by written consent the proposal to change our authorized capitalization by (a) increasing our authorized common stock from 50,000,000 to 100,000,000 shares, par value $0.005 per share, and (b) adding 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

On June 16, 2011, our board of directors unanimously approved the proposal to amend our articles of incorporation changing our authorized capitalization.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE THREE STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying information statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities of 1934, as amended.  This information statement is first being mailed to you on or about July 7, 2011 and we anticipate the effective date of the amendment to be July 29, 2011, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying information statement carefully.

July __, 2011	Very truly yours,

/s/ Ramesha Sesha

Ramesha Sesha
Chief Executive Officer

PROTECT PHARMACEUTICAL CORPORATION
116 Village Boulevard, Suite 200
Princeton, New Jersey 08540

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES OF 1934 AND
REGULATION 14C THEREUNDER

This information statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.005 par value, of Protect Pharmaceutical Corporation, a Nevada corporation, which we refer to herein as “Protect,” “company,” “we,” “our” or “us.”  The mailing date of this information statement is on or about July __, 2011.  The information statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On June 16, 2011, the record date for determining the identity of stockholders who are entitled to receive this information statement, we had 43,428,012 shares of common stock issued and outstanding.  The common stock constitutes the sole outstanding class of Protect voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 20, 2011, three stockholders who beneficially own in the aggregate 28,250,000 shares, or approximately 65% of our issued and outstanding common stock, consented in writing to amend our articles of incorporation changing our authorized capitalization by:

(a)	increasing our authorized common stock from 50,000,000 to 100,000,000 shares, par value $0.005 per share, and

(b)	adding 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Also on June 16, 2011, our board of directors approved the above actions, subject to approval by the stockholders.  No other corporate actions were considered or consented to.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive information statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This information statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders on June 20, 2011, Protect had issued and outstanding 43,428,012 shares of common stock.  Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On June 20, 2011, the holders of 28,250,000 shares (or approximately 65% of the shares of common stock then outstanding) executed and delivered to the board of directors written consents approving the actions.  Because the actions were approved by stockholders holding a majority of our outstanding shares, no proxies are being solicited with this information statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 28,250,000 shares of our common stock, which represents approximately 65% of the total number of voting shares.  The consenting stockholders voted in favor of the actions described herein pursuant to written consents June 20, 2011.  No consideration was paid for the consents.  Those consenting stockholders are set forth below.

Name	Number of Shares		Percent(1)
Ramesha Sesha	5,000,000	(2)	11.5%
GBB Limited	15,000,000	(3)	34.6%
Edward F. Cowle	8,250.000		19.0%

Note:	Unless otherwise indicated in the footnotes below, we have been advised that each person above has sole voting and investment power over the shares indicated above.

(1)	Based upon 43,428,012 shares of common stock outstanding on June 16, 2011.
(2)	The 5,000,000 shares are held by Nectid, Inc., of which Mr. Sesha is the principal owner.
(3)	GBB Limited is a Bahamian corporation entity principally controlled by Barry Herman, who has voting control and investment power over the shares.

ACTION TO CHANGE OUR AUTHORIZED CAPITALIZATION

On June 16, 2011, our board of directors approved, subject to receiving the approval of the holders of a majority of our outstanding common stock, an amendment of our articles of incorporation to increase the number of authorized shares of common stock we may issue from 50,000,000 to 100,000,000 shares and to authorize 10,000,000 shares of “blank check” preferred shares.  On June 20, 2011, three stockholders holding approximately 65% of our outstanding shares, approved the amendment pursuant to written consents.  The amendment effecting the change in capitalization will become effective upon filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this information statement to our stockholders as of the record date.

We are currently authorized by our articles of incorporation to issue 50,000,000 shares of common stock, $0.005 par value per share. Pursuant to the amendment we will increase the number of common shares we are authorized to issue to 100,000,000 shares of common stock, $0.005 par value per share, and authorize 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date the amendment was approved by our board and by stockholders holding a majority of our outstanding shares, there were 43,428,012 shares of our common stock issued and outstanding.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock entitles the holder thereof to:

(a)	one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(b)	to participate equally and to receive any and all such dividends as may be declared by the board of directors; and

(c)	to participate pro rata in any distribution of assets available for distribution upon liquidation.

Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Currently, our articles of incorporation do not provide for any shares of preferred stock.  The amendment will authorize 10,000,000 shares of “blank check” preferred stock and will empower the board of directors to have the ability to set new classes, series, and other terms and conditions of the preferred shares.  Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors and the board will be authorized to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Reasons for and Effects of the Increase in Common Shares

Our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of common stock.  This will allow for the future issuance of additional common shares in connection with transactions including, but not limited to, financings and other purposes as the board may determine.  The board believes that the share increase will afford greater flexibility in seeking capital and potential future acquisition.

One reason for increasing the authorized common stock is to accommodate that certain Investment Agreement with Kodiak Capital Group, LLC on June 17, 2011, related to an equity line financing for up to $10 million. Under the terms of that agreement, we have the right to deliver to Kodiak a “put notice” stating the dollar amount of common shares we intend to sell to Kodiak, up to $250,000.  The amount that we are entitled to sell to Kodiak under any single put notice will be equal to, at Kodiak's election, either:  (i) 200% of the average daily volume (U.S. market only) of the common stock for the three trading days prior to the put notice, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date; or (ii) up to $250,000.  We cannot submit a new put notice until after the closing of the previous notice. The purchase price for the shares pursuant to the put notice will be equal to 92% of the lowest closing best bid price of the common stock during the five trading days after the put notice is delivered.  The shares must be paid for and share certificates delivered within the “pricing period,” which is seven days from the date the put notice is delivered.  We will also prepare and file wioth the SEC a registration statement under the Securities Act of 1933 to register up to 20 million shares that may be issued under the Investment Agreement.

The increase in the authorized number of common shares will permit our board to issue additional shares without further approval of stockholders.  Our board does not intend to seek stockholder approval prior to any issuance of authorized capital stock, unless stockholder approval is required by applicable law or stock market or exchange requirements.  The issuance of additional shares of common stock may result in substantial dilution to existing stockholders, and such issuances may not require stockholder approval.

The increase in the authorized number of shares of common stock could have a number of effects on stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  Although this action is not intended to have any anti-takeover effects, the increase could have an anti-takeover effect, in that additional shares could be issued (within the limits proposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult.  For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above the market premium that is favored by a majority of the independent stockholders.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

We do not have any other provisions in our articles of incorporation, by-laws, employment agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with intent that it be utilized as a type of anti-takeover device. Stockholders should recognize that, as a result of this proposal, they would own a smaller percentage of shares with respect to our total authorized shares than they presently own, and will be diluted as a result of any future issuances contemplated by us.

We presently do not have in place any provisions that may have an anti-takeover effect. The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also, depending on the circumstances, adversely affect the market price of our common stock.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Reasons for and Effects of Adding Preferred Shares

Adding blank check preferred stock to our authorized capitalization will provide the board of directors with the flexibility to set new classes, series, and other terms and conditions of the preferred shares.

Preferred shares may be issued in the future by the board without further stockholder approval, for such purposes as the board deems in the best interest of our company, including future equity financings and issuances for acquisitions and business combinations.  The flexibility granted to the board in specifying the rights and preferences of various series of preferred stock could similarly be used in designing classes of preferred stock which could act as an effective deterrent or defensive tool in a takeover situation including the creation of voting and other impediments which might frustrate persons attempting to gain control of our company.  Such uses of authorized and unissued stock might make any takeover attempt more difficult and could deprive stockholders of the ability to realize above present market premiums, which often accompany such takeover attempts.  There are currently no shares of preferred stock outstanding and we do not have any present intention of issuing any such shares in the immediate futures.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 16, 2011 with respect to the beneficial ownership of our common stock:

●	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

●	by each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class(1)
Directors and Executive Officers
Ramesha Sesha (2)	5,000,000	(2)	11.5%
5% Stockholders
Nectid Inc.(3)	5,000,000		11.5%
116, Village Boulevard
Princeton, NJ 0854
Edward F. Cowle	8,250,000		19.0%
70 Garth Road, Apt. 4A
Scarsdale, NY 10583
GBB Limited (4)
c/o Lion Corporate Services	15,000,000		34.6%
Cumberland House
#27 Cumberland Street / Box N-10818
Nassau, New Providence
Geoff Williams	2,785,556		6.4%
2681 East Parleys Way, Suite 204
Salt Lake City, UT 84109
H. Deworth Williams	6,562,556		15.1%
2681 East Parleys Way, Suite 204
Salt Lake City, UT 84109
William D. Abajian	5,000,000		11.5%
All directors and officers	5,000,000		11.5%
a group (1 person) (5)

Note:	Unless otherwise indicated, we have been advised that each person above has sole voting power over the shares indicated above.

(1)	Based upon 43,368,012 shares of common stock outstanding on June 16, 2011.
(2)	These 5,000,000 shares are held by Nectid, Inc., of which Mr. Sesha is the principal owner, and the shares are depicted below in the name of Nectid, Inc.
(3)
Nectid Inc. is a Delaware corporation with offices in Princeton, New Jersey and principally owed by Ramesha Sesha, our director and Chief Operating Officer who has voting control and investment power over the shares.

(4)	GBB Limited is a Bahamian corporation entity principally controlled by Barry Herman, who has voting control and investment power over the shares.
(5)	Includes 5,000,000 shares held in the name of Nectid Inc., that is controlled by Ramesha Sesha, our director and Chief Operation Officer.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the definitive information statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about the close of business on July __, 2011.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on June 16, 2011, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This information statement is being mailed on or about July __, 2011 to all Stockholders of record as of the record date.

A copy of the form of certificate of amendment to be filed with the State of Nevada regarding the change in authorized capital is included herewith as Appendix No. 1.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

July __, 2011	By:	/s/ Ramesha Sesha
Ramesha Sesha
Chief Executive Officer

Appendix  No. 1
Form of Certificate of Amendment

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
Filing Date and Time
Entity Number E0449732006-8
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:

Protect Pharmaceutical Corporation

2.	The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3  –  is amended to read as follows:

“SHARES:  The number of shares the corporation is authorized to issue is 100,000,000 shares of common stock, par value $0.005 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors.  The board has the authority to establish the number of shares to be included in each such series and to fix the disignation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

28,250,000 FOR (65%) – 0 Against

4.	Effective date of filing: (optional)

5.	Signature: (required)

/s/ Ramesha Sesha
Signature of Officer

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit–After Revised: 3-6-09